Exhibit 99.1

Cannae Holdings, Inc. Announces Dun & Bradstreet’s Launch
of Initial Public Offering

June 24, 2020

LAS VEGAS--(BUSINESS WIRE)--Jun. 24, 2020-- Cannae Holdings, Inc. (NYSE:CNNE) (“Cannae”) today announced that Dun & Bradstreet Holdings, Inc. (“Dun & Bradstreet”), a Cannae portfolio company, launched its initial public offering of 65,750,000 shares of its common stock at an anticipated initial public offering price between $19.00 and $21.00 per share pursuant to a registration statement on Form S-1 previously filed with the United States Securities and Exchange Commission (the “SEC”). Dun & Bradstreet intends to grant the underwriters a 30-day option to purchase up to an additional 9,862,500 shares of common stock. Dun & Bradstreet has applied to list the shares of common stock on the New York Stock Exchange under the ticker symbol “DNB.”

A subsidiary of Cannae, and a subsidiary of Black Knight, Inc. and a subsidiary of CC Capital Partners, LLC plan to invest $200.0 million, $100.0 million, and $100.0 million, respectively, in a concurrent private placement of Dun & Bradstreet’s common stock that is contingent upon the consummation of the offering at a price per share equal to 98.5% of the initial public offering price. Dun & Bradstreet intends to use the proceeds that it receives from the offering and the concurrent private placement to redeem all of its outstanding Series A Preferred Stock, repay a portion of its 10.250% Senior Unsecured Notes outstanding due 2027 and for working capital and other general corporate purposes.

Goldman Sachs & Co. LLC, BofA Securities, J.P. Morgan and Barclays are acting as joint lead book running managers and representatives of the underwriters for the offering. Citigroup, Credit Suisse, HSBC, Jefferies, RBC Capital Markets, Wells Fargo Securities, Deutsche Bank Securities, BMO Capital Markets, SunTrust Robinson Humphrey and TD Securities are also acting as book-running managers for the offering. William Blair, Raymond James, Stephens Inc., Academy Securities and Loop Capital Markets are acting as co-managers for the offering.

The offering will be made only by means of a prospectus. A copy of the preliminary prospectus may be obtained from:

•	Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, New York 10282, via telephone: 1-866-471-2526, or via email: prospectus-ny@ny.email.gs.com;

•	BofA Securities, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte, NC 28255-0001, attention: Prospectus Department, or via email: dg.prospectus_requests@bofa.com;

•	J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at 866-803-9204, or by email at prospectus-eq_fi@jpmorganchase.com; or

•	Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (888) 603-5847, or by email at barclaysprospectus@broadridge.com.

A registration statement relating to these securities has been filed with the SEC, but has not yet become effective. These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Cannae Holdings, Inc.

Cannae is a diversified holding company which boasts a strong track record of both operating and investing in a diverse range of assets. Cannae holds majority and minority equity investment stakes in a number of entities, including Ceridian HCM Holding Inc., Dun & Bradstreet, 99 Restaurants Holdings, LLC, O’Charley’s, LLC, AmeriLife Group, LLC, and Coding Solutions Topco, Inc. (inclusive of T-System Holding, LLC).

About Dun & Bradstreet

Dun & Bradstreet, a leading global provider of business decisioning data and analytics, enables companies around the world to improve their business performance. Dun & Bradstreet’s Data Cloud fuels solutions and delivers insights that empower customers to accelerate revenue, lower cost, mitigate risk, and transform their businesses. Since 1841, companies of every size have relied on Dun & Bradstreet to help them manage risk and reveal opportunity.

Forward-Looking Statements and Risk Factors

This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward- looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business and political conditions, changes in the financial markets and changes in the conditions resulting from the outbreak of a pandemic such as the novel COVID-19 (“COVID-19”); the overall impact of the outbreak of COVID-19 and measures to curb its spread, including the effect of governmental or voluntary mitigation measures such as business shutdowns, social distancing, and stay-at-home orders; our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions; significant competition that our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; risks associated with our split-off from Fidelity National Financial, Inc., including limitations on our strategic and operating flexibility related to the tax-free nature of the split-off and the Investment Company Act of 1940; and risks and uncertainties related to the success of our externalization.

This press release should be read in conjunction with the risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10-Q,10-K and other filings with the Securities and Exchange Commission

View source version on businesswire.com: https://www.businesswire.com/news/home/20200624005647/en/

Jamie Lillis, Managing Director, Solebury Trout, 203-428-3223, jlillis@soleburytrout.com

Source: Cannae Holdings, Inc.